Exhibit 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Commission File No. 333-178230 (Lipocine Inc.)

Ladies and Gentlemen:

We have read Item 4.01 of Lipocine Inc.’s Current Report on Form 8-K dated July 31, 2013, captioned “Changes in Registrant’s Certifying Accountant,” and are in agreement with the statements contained therein, as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Baltimore, Maryland

July 31, 2013